Exhibit 4.4

Level 25, 1 O’Connell Street
Sydney NSW 2000 Australia

F +61 2 8248 5899 | F +61 2 8248 5899

Convertible Note Deed

between

Moboom Limited ACN 136 737 767

(Issuer)

and

The party listed in Schedule 1

(Subscriber)

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	3
2	Issue of Notes to the Subscriber		3
	2.1	Subscription and issue	3
	2.2	Subscription price and payment	3
	2.3	Certificate	3
3	Terms of issue		4
	3.1	Notes	4
	3.2	Interest	4
	3.3	Release of Issuer’s liability	4
4	Conversion		4
	4.1	Entitlement to convert	4
	4.2	Conversion on Listing	4
	4.3	Conversion Shares to be issued on conversion	4
	4.4	Conversion completion	5
5	Assistance with Listing		5
6	Redemption		6
	6.1	Early Redemption	6
	6.2	Redemption time and payment	6
	6.3	Events of Default	6
7	Register of Notes		6
8	Transfers		7
9	Title to Notes, non-recognition of equities		7
10	Noteholder Warranty		7
11	Notices		7
	11.1	General	7
	11.2	Issuer’s address	8
12	General		8
	12.1	Entire understanding	8
	12.2	Severability	8
	12.3	Variation	8
	12.4	Assignment	8
	12.5	Further assurance	8
	12.6	Waiver	8
	12.7	Costs and outlays	8
	12.8	Counterparts	8
	12.9	Governing law and jurisdiction	8
Schedule 1 – Subscriber details and details of Notes			9
Schedule 2 – Note Certificate			10
Schedule 3 – Issuer Conversion Notice			11
Schedule 4 – Noteholder Conversion Notice			12
Schedule 5 – Redemption Notice			13

This deed is made on

between	Moboom Limited ACN 136 737 767 of c/- Flinders Chartered Accountants, Level 4, 1 Howard Street, Perth, Western Australia (Issuer)

and	The party listed in Schedule 1 (Subscriber)

Recital

The Subscriber has agreed to subscribe for the Notes in accordance with the terms of this deed.

Now it is covenanted and agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this deed:

ASX means the ASX Limited ABN 98 008 624 691;

Back-Door Acquisition means an acquisition (including, but not limited to an acquisition under a share purchase agreement or pursuant to Chapter 6 of the Corporations Act) under which ListCo acquires or agrees to acquire at least 80% of the issued share capital in the Issuer;

Back-Door Listing Conditions means the satisfaction of all the conditions necessary for the completion of the Back-Door Acquisition (other than the conversion of the Notes);

Benchmark Date means the date that is 5 Business Days before the Maturity Date;

Board means the board of directors of the Issuer;

Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in New South Wales;

Certificate means a certificate for a Note in the form of Schedule 2;

Conversion Date means the date on which the Issuer has satisfied its obligations under clause 4.4(a) in respect of a Note the subject of a Conversion Notice;

Conversion Notice means an Issuer Conversion Notice or Noteholder Conversion Notice (as the case may be);

Conversion Shares means Issuer Shares or ListCo Shares (as the case may be);

Corporations Act means Corporations Act 2001 (Cth);

Early Redemption Value means:

(a)	prior to, or on - $ ; or

(b)	later than - $ .

Event of Default has the meaning given to that term in clause 6.3;

Face Value has the meaning given to that term in clause 3.1(b);

IPO means an initial public offering of fully paid ordinary shares in the capital of the Issuer pursuant to the Prospectus in which the Issuer obtains quotation of the fully paid ordinary shares in the capital of the Issuer on the Official List of the ASX;

IPO Conditions means the following conditions precedent:

(a)	the receipt by the Issuer of all application moneys and accompanying application forms in accordance with the requirements of the Prospectus and the depositing of those moneys into a trust account in accordance with section 722 of the Corporations Act;

(b)	the receipt by the Issuer of a letter from the ASX which approves the admission of the Issuer to the Official List of the ASX subject only to customary conditions (ASX Letter); and

(c)	the serving of a written notice by the Issuer on the Noteholder confirming that:

(i)	the matters in clauses (a) and (b) above have been fulfilled; and

(ii)	it is able to satisfy, and will satisfy, the conditions set out in the ASX Letter by the date required by the ASX;

Issue Price is the issue price set out in item 4 of Schedule 1;

Issuer Conversion Notice means a notice in the form of Schedule 2;

Issuer Shares means fully paid ordinary shares in the share capital of the Issuer;

ListCo means a company admitted to the official list of the ASX which enters into a Backdoor Acquisition with the Issuer;

ListCo Shares means fully paid ordinary shares in the share capital of ListCo;

Issuer Conversion Notice means a notice in the form of Schedule 2;

Listing means either an IPO or a Backdoor Acquisition;

Listing Condition means either the IPO Conditions or the Back-Door Listing Conditions;

Maturity Date means ;

Maturity Redemption Value means $ ;

Note means an unsecured redeemable convertible note issued by the Issuer to the Subscriber pursuant to this deed and “Notes” has a corresponding meaning;

Noteholder Conversion Notice means a notice in the form of Schedule 3;

Noteholder Conversion Period has the meaning set out in clause 4.1;

Noteholder means a person entered on the Register as the holder of a Note, including the Subscriber upon the issue of Notes to the Subscriber pursuant to clause 2;

Principal Sum means, in respect of a Note, the Face Value of the Note;

Prospectus means the Prospectus to be issued by the Issuer or ListCo (as the case may be) in accordance with Chapter 6D of the Corporations Act in connection with the IPO or Backdoor Acquisition (as the case may be);

Redemption Notice means a notice in the form of Schedule 5;

Register means the register of Noteholders to be established and maintained pursuant to this deed;

Subscription Date means the date of this deed; and

Term means the period commencing on the date of this deed and ending on the Maturity Date.

1.2	Interpretation

(a)	Reference to:

(i)	one gender includes the other genders;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a person includes a body corporate;

(iv)	a party includes the party’s executors, administrators, successors and permitted assigns; and

(v)	a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(A)	that Statutory Provision as amended or re-enacted;

(B)	a statute, regulation or provision enacted in replacement of that Statutory Provision; and

(C)	another regulation or other statutory instrument made or issued under that Statutory Provision.

(b)	Including and similar expressions are not words of limitation.

(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(d)	Headings and any table of contents or index are for convenience only and do not form part of this deed or affect its interpretation.

(e)	A provision of this deed must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Deed or the inclusion of the provision in the deed.

(f)	If an act must be done on a specified day that is not a Business Day, it must be done instead on the next Business Day.

2	Issue of Notes to the Subscriber

2.1	Subscription and issue

On the Subscription Date the Subscriber must subscribe for, and the Issuer must issue to the Subscriber, such number of Notes specified in Item 3 of Schedule 1, upon and subject to the terms of this deed.

2.2	Subscription price and payment

The Subscriber must subscribe for each of the Notes for an amount equal to the Face Value of the Note.

2.3	Certificate

Subject to the Subscriber complying with clause 2.2, the Issuer must issue a Certificate to the Noteholder on the Subscription Date.

3	Terms of issue

3.1	Notes

Each Note:

(a)	is held subject to, and with the benefit of, this deed;

(b)	has a face value equal to the Issue Price (Face Value); and

(c)	confers rights in the Noteholder as a creditor of the Issuer and the Issuer acknowledges that it is indebted to the Noteholder in respect of the Principal Sum on the Notes held by the Noteholder.

3.2	Interest

No interest is payable by the Issuer to the Noteholder in respect of the Noteholder’s Notes.

3.3	Release of Issuer’s liability

The Issuer will be immediately discharged and released from its liabilities, obligations and covenants under this deed upon all Notes being either redeemed in accordance with this deed or cancelled and converted into Conversion Shares in accordance with clause 4.

4	Conversion

4.1	Entitlement to convert

At any time during the period commencing on                  and ending on the Benchmark Date (Noteholder Conversion Period), the Noteholder may convert all or part of its Notes by giving a Noteholder Conversion Notice, together with the Certificates relating to the Notes being converted, to the Issuer requiring the Issuer to convert all of the Notes held by the Noteholder.

4.2	Conversion on Listing

Notwithstanding clause 4.1, if, during the Term, a Listing Condition is satisfied, the Issuer must (by giving an Issuer Conversion Notice to the Noteholder) convert all of the Notes held by the Noteholder. If the relevant Listing Condition which is satisfied:

(a)	is the IPO Condition, the Issuer shall issue to the Noteholder the number of Issuer Shares calculated under clause 4.3(b); and

(b)	is the Back-Door Condition, the Issuer shall procure that ListCo issues to the Noteholder the number of ListCo Shares calculated under clause 4.3(b).

4.3	Conversion Shares to be issued on conversion

(a)	In relation to Notes which are the subject of a Noteholder Conversion Notice under clause 4.1, the Issuer must issue Issuer Shares to the Noteholder on the basis of one Share for each Note.

(b)	In relation to Notes which are the subject of an Issuer Conversion Notice under clause 4.2, if the Listing Conditions are satisfied prior to the Maturity Date, the number of Shares which the Issuer or ListCo (as the case may be) must issue to the Noteholder will be determined in accordance with the following formula:

A =	B C x D

where:

A	=	the number of Conversion Shares to be issued to the Noteholder;

B	=	the Face Value of the Notes being converted;

C	=	0.50, if the Listing Conditions are satisfied prior to or before the Maturity Date; and

D	=	the price at which the relevant ordinary shares are issued under a Prospectus at the time of the Listing.

(c)	If the number of Conversion Shares to be issued under clause 4.3(b) includes a fraction, the fraction will be rounded up to the nearest Conversion Share.

(d)	Conversion Shares issued upon the conversion of a Note will rank equally and form one class with the ordinary shares of the Issuer or ListCo (as the case may be) on issue on the Conversion Date.

(e)	In the event of any share splits, share issues, share dividends or consolidation of shares, the number of Conversion Shares to be issued on conversion under this clause 4.3 will be adjusted to ensure that the Noteholder is neither disadvantaged or otherwise benefits from an advantage due to such reorganisation.

4.4	Conversion completion

(a)	Within 5 Business Days of the giving of a Conversion Notice in accordance with:

(i)	clause 4.1 or 4.2(a), the Issuer must:

(A)	issue to the Noteholder a holding statement concerning, or certificates for, the relevant Issuer Shares by delivering the statement (or certificates) to the Noteholder;

(B)	issue the number of Issuer Shares calculated in accordance with clauses 4.3(a) or 4.3(b) (as the case may be).

(ii)	clause 4.2(b), the Issuer must procure that ListCo:

(A)	issues to the Noteholder a holding statement concerning, or certificates for, the relevant ListCo Shares by delivering the statement (or certificates) to the Noteholder;

(B)	issue the number of ListCo Shares calculated in accordance with clauses 4.3(b) .

(b)	A Note in respect of which a Conversion Notice has been given will be treated as having been cancelled and converted into Conversion Shares on the Conversion Date in respect of that Note.

5	Assistance with Listing

(a)	In relation to Conversion Shares issued upon conversion under clause 4.2, if the ASX requires, as a condition for the Listing to proceed, that any Conversion Shares must be subject to a restriction agreement pursuant to the ASX’s cash formula, then the Noteholder (and any other associated parties or controllers) must execute any restriction agreement in relation to those Conversion Shares required by the ASX.

(b)	The Noteholder hereby appoints the Issuer as its attorney to execute on its behalf the documents referred to in clause 5(a) and any other related or ancillary documents which are necessary or desirable to support the transactions or arrangements referred to in those documents.

(c)	Without limitation the Noteholder shall co-operate in good faith with the Issuer and comply with any reasonable request by the Issuer in relation to the Listing and must not do anything which adversely affects, or is likely to adversely affect, the Listing.

6	Redemption

6.1	Early Redemption

At any time prior to the Maturity Date, the Issuer may redeem any or all of the Notes held by the Noteholder that have not been redeemed or converted, or are the subject of a Conversion Notice, by giving a Redemption Notice to the Noteholder and paying to the Noteholder an amount equal to the Early Redemption Value in cash in respect of each Note specified in the Redemption Notice.

6.2	Redemption time and payment

The Issuer must redeem each Note that has not been redeemed, converted, or is the subject of a Conversion Notice on the earlier of:

(a)	the Maturity Date; and

(b)	the date of receipt by the Issuer of a written notice from the Noteholder that an Event of Default has occurred,

by paying to the Noteholder an amount equal to the Maturity Redemption Value in cash in respect of the Note.

6.3	Events of Default

Each of the following is an Event of Default:

(a)	Insolvency event

The Issuer is, or is or may be deemed within the meaning of any applicable law to be, insolvent or unable to pay its debts; and

(b)	Covenant

The Issuer defaults in the due performance of any undertaking, condition or obligation on its part to be performed in accordance with the Notes or this deed and has not rectified such default within 20 Business Days of being requested to do so in writing by the Noteholder.

7	Register of Notes

The Issuer must:

(a)	establish and maintain, or cause to be established and maintained, a Register of Noteholders in accordance with all laws and record the details of the Noteholders’ interests;

(b)	ensure that the Register is open on each Business Day during normal business hours for inspection free of charge by a Noteholder or any person authorised in writing by a Noteholder; and

(c)	provide a copy of the Register or any part of it to a Noteholder within 2 Business Days of a request from the Noteholder. The Noteholder may rely on, and treat as genuine, the document provided by the Issuer in accordance with the request and purporting to be a copy.

8	Transfers

A Noteholder may not transfer any Notes without the consent of the Issuer.

9	Title to Notes, non-recognition of equities

(a)	The Issuer must recognise only the Noteholder whose name appears in the Register as the absolute owner of the Note in respect of which it is entered in the Register.

(b)	The Issuer is not, except as ordered by a court of competent jurisdiction or as required by statute, bound to take notice of any trust or equity to which a Note may be subject or otherwise affecting the ownership of a Note or incidental rights. No details of any equity or trust contemplated by this clause 9(b) may be entered in the Register.

(c)	The receipt by the Noteholder of any money payable on the redemption of a Note will have the effect of discharging the obligations of the Issuer in respect of the amount payable on redemption despite any notice the Issuer may have of the right, title or interest of any person to, or in, that Note or money.

10	Noteholder Warranty

The Noteholder represents, warrants and agrees that it falls within one of the following categories:

(a)	a “Sophisticated Investor” pursuant to section 708(8) of the Corporations Act;

(b)	a “Professional Investor” within the meaning of section 9 and pursuant to section 708(11) of the Corporations Act; or

(c)	a person to whom an offer is made pursuant to section 708(10) of the Corporations Act.

11	Notices

11.1	General

A notice or other communication connected with this deed (Notice) has no legal effect unless it is in writing and in addition to any other method of service provided by law, the Notice may be:

(a)	sent by prepaid post to the address of the addressee set out in this deed or subsequently notified, in which case it must be treated as given to and received by the party to which it is addressed on the second Business Day (at the address to which it is posted) after posting;

(b)	sent by facsimile to the facsimile number of the addressee notified by the addressee in which case if sent by facsimile before 5pm on a Business Day at the place of receipt it must be treated as given to and received by the party to which it is addressed on the day it is sent and otherwise on the next Business Day at the place of receipt;

(c)	sent by email to the email address of the addressee if sent by before 5pm on a Business Day at the place of receipt it must be treated as given to and received by the party to which it is addressed on the day it is sent and otherwise on the next Business Day at the place of receipt; or

(d)	delivered at the address of the addressee set out in this deed or subsequently notified, in which case if delivered before 5pm on a Business Day at the place of delivery it must be treated as given to and received by the party to which it is addressed upon delivery, and otherwise on the next Business Day at the place of delivery.

11.2	Issuer’s address

The Issuer’ address for service, facsimile number and electronic mail address are:

Name:	Moboom Limited

Address:	Level 4, 1 Howard Street, Perth WA 6000

Fax:	+61 8 9481 0744

Email address:	melvin@moboom.com

12	General

12.1	Entire understanding

(a)	This deed:

(i)	is the entire agreement and understanding between the parties on everything connected with the subject matter of this deed; and

(ii)	supersedes any prior agreement or understanding on anything connected with that subject matter.

(b)	Each party has entered into this deed without relying on any information or advice given or statement made (whether negligently or not) by any other party or any person purporting to represent that party.

12.2	Severability

If anything in this deed is unenforceable, illegal or void then it is severed and the rest of this deed remains in force.

12.3	Variation

An amendment or variation to this deed is not effective unless it is in writing and signed by all of the parties.

12.4	Assignment

A party may not assign or otherwise deal with this deed except with the prior written consent of every other party. A party is not required to give consent or to justify the withholding of consent.

12.5	Further assurance

Each party must promptly at its own cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to this deed.

12.6	Waiver

(a)	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

(b)	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

(c)	A waiver is not effective unless it is in writing.

(d)	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

12.7	Costs and outlays

(a)	Each party must pay its own costs and outlays connected with the negotiation, preparation and execution of this deed.

(b)	The Issuer must pay all stamp duty payable in connection with this deed and the issue of the Notes.

12.8	Counterparts

This deed may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same deed.

12.9	Governing law and jurisdiction

The law of New South Wales governs this deed and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

Schedule 1 – Subscriber details and details of Notes

1	Subscriber
2	Address for service of Notice
3	Number of Notes
4	Issue Price

Schedule 2– Note Certificate

Moboom Limited ACN 136 737 767
(Issuer)

Notes Certificate

This is to certify that:

(Noteholder)

of:

is the registered holder of Notes in the Issuer,              such Notes being constituted by, issued pursuant to, and subject to the benefit and obligations of the Convertible Note Deed dated             made between, inter alia, the Issuer and the Noteholder (Convertible Note Deed).

Dated	20

Noteholders are entitled to the benefit of, and are bound by, and are taken to have notice of, all the provisions of the Convertible Note Deed.

Executed by Moboom Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001:
*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Schedule 3 – Issuer Conversion Notice

To:	The Directors

(Noteholder)

Moboom Limited (Issuer) give notice of election to convert the Notes specified below:

The Issuer hereby advises that it shall redeem the Notes specified above and apply the Principal Sum in consideration for the issue and allotment to the Noteholder of the shares in Issuer to which the Noteholder is entitled upon conversion of Notes in accordance with the Convertible Note Deed dated made between, inter alia, the Issuer and Noteholder.

Dated	20

Executed by Moboom Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001:
*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Schedule 4 – Noteholder Conversion Notice

To:	The Directors

Moboom Limited (Issuer)

I/We whose full name(s) and address(es) appear below give notice of election to convert the Notes specified below:

I/We request that the Issuer redeem the Notes specified above and apply the Principal Sum in consideration for the issue and allotment to me/us of the shares to which I am/we are entitled upon conversion of Notes in accordance with the Convertible Note Deed dated                 made between, inter alia, the Issuer and                . I/We agree to accept the shares issued and allotted to me/us subject to the Constitution of the Issuer.

Dated	20

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Schedule 5– Redemption Notice

To:	The Directors

(Noteholder)

Moboom Limited (Issuer) give notice of election to redeem the Notes specified below:

The Issuer hereby advises that it shall redeem the Notes specified above and pay to the Noteholder the Early Redemption Amount in respect of each of the Notes referred to above in accordance with the Convertible Note Deed dated            made between, inter alia, the Issuer and Noteholder.

Dated	20

Executed by Moboom Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001:
*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Executed as a deed

Executed by Moboom Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001:
*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Executed by ACN 156 208 285 in accordance with section 127 of the Corporations Act 2001:
*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)